Exhibit 99.1

CareCloud Reports Full Year 2023 Results

SOMERSET, N.J., March 21, 2024 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: CCLD, CCLDP and CCLDO), a leader in healthcare technology solutions for medical practices and health systems nationwide, announced financial and operational results for the year ended December 31, 2023. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook for the year.

In the fourth quarter of 2023, management developed and began executing a strategic plan aimed at enhancing liquidity within its operations by streamlining payroll and operating expenses. Once the reductions are fully implemented this year, the Company anticipates an improvement of approximately $18 million in annualized free cash flow, of which approximately $13 million will be realized in 2024. Moreover, ongoing efforts to trim costs will continue throughout the year, underscoring the Company’s steadfast commitment to restoring profitability, generating positive cash flow, and maintaining compliance with its debt covenants.

A. Hadi Chaudhry, CEO and President of CareCloud remarked “We are focused on cost alignment initiatives with the goal of restoring profitability. Looking ahead to 2024, we anticipate a transitional year marked by a company-wide commitment to operational efficiency, profitability improvement and the generation of free cash flow. Additionally, we are energized by the prospects of leveraging generative AI, which strengthens the foundation of our platform, empowering us to unlock even greater operating efficiencies and bolster our competitive edge in the market.”

The Board of Directors suspended the monthly cash dividends for Series A and Series B Preferred Stock beginning with the payment scheduled for December 15, 2023. During this suspension, dividends will continue to accrue in arrears on the Series A and Series B Preferred Stock. The Board of Directors will regularly review profitability and cash flow and consider when the Company is able to lift the suspension and resume paying dividends.

Full Year 2023 Highlights

●	Revenue of $117.1 million, as compared to $138.8 million in 2022
●	GAAP net loss of $48.7 million, compared to net income of $5.4 million in 2022
●	Adjusted net income of $4.8 million or $0.30 per share, compared to $16.3 million or $1.07 per share in 2022
●	Adjusted EBITDA of $15.4 million, compared to $22.2 million in 2022

Fourth Quarter 2023 Highlights

●	Revenue of $28.4 million, as compared to $32.5 million in Q4 2022
●	GAAP net loss of $43.7 million, compared to net income of $499,000 in Q4 2022
●	Adjusted net income of $835,000, or $0.05 per share
●	Adjusted EBITDA of $4.1 million, as compared to $5.7 million in Q4 2022

Full Year 2023 Financial Results

Revenue for 2023 was $117.1 million, a 16% decline compared to $138.8 million in 2022.

Norman Roth, CareCloud’s Interim Chief Financial Officer and Corporate Controller remarked, “Revenue was negatively impacted by approximately $9 million from two large clients which were acquired years ago and migrated to their acquirers’ systems during 2022. Our project-based professional services revenue was also lower by $9.5 million.”

CareCloud’s GAAP net loss was $48.7 million in 2023, compared to net income of $5.4 million in 2022. Mr. Roth noted that “as a result of the dividend suspension which caused a triggering event in the fourth quarter, goodwill impairment charges of $42 million were recorded. This is a non-cash charge and has no effect on the cash flows of the Company.” GAAP net loss per share was $4.11, based on the net loss attributable to common shareholders.

Non-GAAP adjusted net income for 2023 was $4.8 million or $0.30 per share. Non-GAAP adjusted net income excludes non-cash expenses such as impairment, depreciation and amortization.

Adjusted EBITDA was $15.4 million, a decrease of $6.8 million from $22.2 million last year.

Fourth Quarter 2023 Financial Results

Revenue for the fourth quarter 2023 was $28.4 million, a decrease of 13% from the fourth quarter of 2022.

Fourth quarter 2023 GAAP net loss was $43.7 million, compared to net income of $499,000 in the same period last year. GAAP net loss per share for the fourth quarter 2023 was $3.00, based on the net income attributable to common shareholders.

Non-GAAP adjusted net income for the fourth quarter 2023 was $835,000, or $0.05 per share, and is calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for the fourth quarter 2023 was $4.1 million, or 15% of revenue, compared to $5.7 million in the same period last year.

Cash Balances and Capital Structure

As of December 31, 2023, the Company had approximately $3.3 million of cash. During the fourth quarter 2023 and for the full year 2023, cash flow from operations was approximately $3.7 million and $15.5 million, respectively.

On December 31, 2023, the Company had 4,526,231 shares of non-convertible Series A Preferred Stock outstanding and 1,468,792 shares of non-convertible Series B Preferred Stock outstanding. The Series A and B shares currently accrue dividends at the rate of 11% and 8.75% per annum respectively, based on the $25.00 per share liquidation preference (equivalent to $2.75 and $2.1875, respectively, annually per share), and they are redeemable at the Company’s option once the preferred stock dividends are brought current.

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2024 Guidance

CareCloud is providing the following forward-looking guidance for the fiscal year ending December 31, 2024:

For the Fiscal Year Ending December 31, 2024 Forward-Looking Guidance
Revenue	$118 – $120 million
Adjusted EBITDA	$21 – $23 million

The Company anticipates full year 2024 revenue of approximately $118 to $120 million. Revenue guidance is based on management’s expectations regarding revenues from existing clients, including expansion of CareCloud Wellness which was introduced in 2022, as well as organic growth in new client additions.

Adjusted EBITDA is expected to be $21 to $23 million for full year 2024 and reflects the improvement from the Company’s cost reduction efforts.

The Board of Directors will periodically review profitability and cash flow and consider when the Company is in a position to lift the suspension and resume paying dividends.

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the full year 2023 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 416-764-8658 and referencing “CareCloud Fourth Quarter 2023 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 10739699.

About CareCloud

CareCloud (Nasdaq: CCLD, CCLDP, CCLDO) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, please visit ir.carecloud.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seek,” “estimates,” “forecast,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

ir@carecloud.com

Investor Contact:

Bill Korn

CareCloud, Inc.

ir@carecloud.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2023 AND 2022

($ in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$3,331	$12,299
Accounts receivable - net	11,888	14,773
Contract asset	5,094	4,399
Inventory	465	381
Current assets - related party	16	16
Prepaid expenses and other current assets	2,449	2,785
Total current assets	23,243	34,653
Property and equipment - net	5,317	5,056
Operating lease right-of-use assets	4,365	4,921
Intangible assets - net	25,074	29,520
Goodwill	19,186	61,186
Other assets	641	838
TOTAL ASSETS	$77,826	$136,174
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,798	$5,681
Accrued compensation	3,444	4,248
Accrued expenses	5,065	4,432
Operating lease liability (current portion)	1,888	2,273
Deferred revenue (current portion)	1,380	1,386
Notes payable (current portion)	292	319
Dividend payable	5,433	4,059
Total current liabilities	23,300	22,398
Notes payable	37	13
Borrowings under line of credit	10,000	8,000
Operating lease liability	2,516	3,207
Deferred revenue	256	342
Deferred tax liability	-	525
Total liabilities	36,109	34,485
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,526,231 shares at December 31, 2023 and December 31, 2022. Series B, issued and outstanding 1,468,792 and 1,344,128 shares at December 31, 2023 and December 31, 2022, respectively	6	6
Common stock, $0.001 par value - authorized 35,000,000 shares. Issued 16,620,891 and 15,970,204 shares at December 31, 2023 and December 31, 2022, respectively. Outstanding 15,880,092 and 15,229,405 shares at December 31, 2023 and December 31, 2022, respectively	17	16
Additional paid-in capital	120,706	130,987
Accumulated deficit	(74,481)	(25,621)
Accumulated other comprehensive loss	(3,869)	(3,037)
Less: 740,799 common shares held in treasury, at cost at December 31, 2023 and December 31, 2022	(662)	(662)
Total shareholders’ equity	41,717	101,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$77,826	$136,174

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2023 AND 2022

($ in thousands, except share and per share amounts)

	Three Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
NET REVENUE	$28,416	$32,534	$117,059	$138,826
OPERATING EXPENSES:
Direct operating costs	16,974	19,568	70,817	84,434
Selling and marketing	2,121	2,474	9,650	9,788
General and administrative	4,946	5,341	21,464	23,820
Research and development	1,213	1,150	4,736	4,401
Change in contingent consideration	-	(200)	-	(3,090)
Depreciation and amortization	4,120	3,039	14,402	11,725
Goodwill impairment charges	42,000	-	42,000	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	675	210	1,105	1,138
Total operating expenses	72,049	31,582	164,174	132,216
OPERATING (LOSS) INCOME	(43,633)	952	(47,115)	6,610
OTHER:
Interest income	30	19	154	41
Interest expense	(365)	(102)	(1,194)	(405)
Other expense - net	(292)	(337)	(883)	(637)
(LOSS) INCOME BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(44,260)	532	(49,038)	5,609
Income tax (benefit) provision	(568)	33	(364)	177
NET (LOSS) INCOME	$(43,692)	$499	$(48,674)	$5,432

Preferred stock dividend	3,917	3,855	15,674	15,517
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(47,609)	$(3,356)	$(64,348)	$(10,085)

Net loss per common share: basic and diluted	$(3.00)	$(0.22)	$(4.11)	$(0.67)
Weighted-average common shares used to compute basic and diluted loss per share	15,874,550	15,224,347	15,669,472	15,109,587

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

($ in thousands)

	2023	2022
OPERATING ACTIVITIES:
Net (loss) income	$(48,674)	$5,432
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,889	12,318
Lease amortization	2,152	3,286
Deferred revenue	(92)	302
Provision for expected credit losses	454	740
Deferred income taxes (benefit) provision	(525)	76
Foreign exchange loss	790	610
Interest accretion	688	596
Goodwill impairment charges	42,000	-
Stock-based compensation expense	4,886	4,914
Change in contingent consideration	-	(3,090)
Changes in operating assets and liabilities:
Accounts receivable	2,246	1,493
Contract asset	(695)	326
Inventory	(84)	122
Other assets	682	619
Accounts payable and other liabilities	(3,256)	(6,593)
Net cash provided by operating activities	15,461	21,151
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,063)	(2,588)
Capitalized software and other intangible assets	(8,550)	(9,179)
Net cash used in investing activities	(11,613)	(11,767)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(14,300)	(15,314)
Settlement of contingent obligation	-	(1,000)
Settlement of tax withholding obligations on stock issued to employees	(1,524)	(1,197)
Repayments of notes payable	(888)	(1,003)
Stock issuance costs	-	(32)
Proceeds from issuance of Series B Preferred Stock, net of expenses	1,427	30,901
Redemption of Series A Preferred Stock	-	(20,005)
Proceeds from line of credit	14,700	25,500
Repayment of line of credit	(12,700)	(25,500)
Net cash used in financing activities	(13,285)	(7,650)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	469	225
NET (DECREASE) INCREASE IN CASH	(8,968)	1,959
CASH - Beginning of the year	12,299	10,340
CASH - End of the year	$3,331	$12,299
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$5,433	$4,059
Purchase of prepaid insurance and motor vehicle with assumption of notes	$656	$695
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$144	$153
Interest	$927	$162

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net (Loss) Income

Set forth below is a reconciliation of adjusted EBITDA to our GAAP net (loss) income.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)
Net revenue	$28,416	$32,534	$117,059	$138,826

GAAP net (loss) income	(43,692)	499	(48,674)	5,432

(Benefit) provision for income taxes	(568)	33	(364)	177
Net interest expense	335	83	1,040	364
Foreign exchange loss / other expense	309	353	918	712
Stock-based compensation expense, net of restructuring costs	933	1,515	4,716	4,914
Depreciation and amortization	4,120	3,039	14,402	11,725
Transaction and integration costs	16	152	286	876
Goodwill impairment charges	42,000	-	42,000	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	675	210	1,105	1,138
Change in contingent consideration	-	(200)	-	(3,090)
Adjusted EBITDA	$4,128	$5,684	$15,429	$22,248

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Non-GAAP Adjusted Operating Income to GAAP Operating (Loss) Income

Set forth below is a reconciliation of our non-GAAP adjusted operating (loss) income and non-GAAP adjusted operating margin to our GAAP operating (loss) income and GAAP operating margin.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)
Net revenue	$28,416	$32,534	$117,059	$138,826

GAAP net (loss) income	(43,692)	499	(48,674)	5,432
(Benefit) provision for income taxes	(568)	33	(364)	177
Net interest expense	335	83	1,040	364
Other expense - net	292	337	883	637
GAAP operating (loss) income	(43,633)	952	(47,115)	6,610
GAAP operating margin	(153.6)%	2.9%	(40.2)%	4.8%

Stock-based compensation expense, net of restructuring costs	933	1,515	4,716	4,914
Amortization of purchased intangible assets	1,200	1,391	4,975	6,277
Transaction and integration costs	16	152	286	876
Goodwill impairment charges	42,000	-	42,000	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	675	210	1,105	1,138
Change in contingent consideration	-	(200)	-	(3,090)
Non-GAAP adjusted operating income	$1,191	$4,020	$5,967	$16,725
Non-GAAP adjusted operating margin	4.2%	12.4%	5.1%	12.0%

Non-GAAP Adjusted Net Income to GAAP Net (Loss) Income

Set forth below is a reconciliation of our non-GAAP adjusted net income and non-GAAP adjusted net income per share to our GAAP net (loss) income and GAAP net loss per share.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)
GAAP net (loss) income	$(43,692)	$499	$(48,674)	$5,432

Foreign exchange loss / other expense	309	353	918	712
Stock-based compensation expense, net of restructuring costs	933	1,515	4,716	4,914
Amortization of purchased intangible assets	1,200	1,391	4,975	6,277
Transaction and integration costs	16	152	286	876
Goodwill impairment charges	42,000	-	42,000	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	675	210	1,105	1,138
Change in contingent consideration	-	(200)	-	(3,090)
Income tax (benefit) provision related to goodwill	(606)	14	(525)	75
Non-GAAP adjusted net income	$835	$3,934	$4,801	$16,334

End-of-period shares	15,880,092	15,229,405	15,880,092	15,229,405

Non-GAAP adjusted net income per share	$0.05	$0.25	$0.30	$1.07

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2023 and 2022, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net loss attributable to common shareholders, per share	$(3.00)	$(0.22)	$(4.11)	$(0.67)
Impact of preferred stock dividend	0.25	0.25	1.04	1.03
Net (loss) income per end-of-period share	(2.75)	0.03	(3.07)	0.36

Foreign exchange loss / other expense	0.02	0.02	0.06	0.05
Stock-based compensation expense	0.06	0.10	0.30	0.32
Amortization of purchased intangible assets	0.08	0.09	0.31	0.41
Transaction and integration costs	0.00	0.01	0.02	0.06
Goodwill impairment charges	2.65	-	2.65	-
Net loss on lease terminations, unoccupied lease charges and restructuring costs	0.03	0.01	0.07	0.07
Change in contingent consideration	0.00	(0.01)	0.00	(0.20)
Income tax (benefit) provision related to goodwill	(0.04)	0.00	(0.04)	0.00
Non-GAAP adjusted earnings per share	$0.05	$0.25	$0.30	$1.07

End-of-period common shares	15,880,092	15,229,405	15,880,092	15,229,405
In-the-money warrants and outstanding unvested RSUs	733,908	598,245	733,908	598,245
Total fully diluted shares	16,614,000	15,827,650	16,614,000	15,827,650
Non-GAAP adjusted diluted earnings per share	$0.05	$0.25	$0.29	$1.03

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange loss / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Goodwill Impairment Charges. Goodwill impairment charges, which were related to the Healthcare IT reporting unit, represent the impairment recorded as it was determined that the fair value of the goodwill balance on the consolidated balance sheet was less than the carrying value. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. In addition, this is a non-recurring, non-cash charge.

Net loss on lease terminations, unoccupied lease charges and restructuring costs. Net loss on lease terminations represents the write-off of leasehold improvements and gains or losses as a result of an early lease termination. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Restructuring costs which were incurred in 2023, primarily consist of severance and separation costs associated with the optimization of the Company’s operations and profitability improvements. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Income tax (benefit) provision related to goodwill. Income tax (benefit) provision resulting from the amortization (impairment) of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. Any income tax expense is not anticipated to result in a cash payment.

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